SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2002 (February 11, 2002)

Province Healthcare Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-23639	62-1710772

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer

of Incorporation)		Identification No.)

105 Westwood Place

Suite 400

Brentwood, Tennessee	37027

(Address of Principal Executive Offices)	(Zip Code)

(615) 370-1377
(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
PRESS RELEASE

Item 5. Other Events

     On February 11, 2002, Province Healthcare Company announced the appointment of John M. Rutledge, President and Chief Operating Officer of Province, Stephen M. Ray, Senior Executive Vice President and Chief Financial Officer of Province and David R. Klock, Ph.D., Chairman and Chief Executive Officer of Comp Benefits Corporation to Province’s Board of Directors.

     In December 2001, the Province Board of Directors had determined to increase the size of the Board from six to nine members. Following the death of director Eugene A. Brim in January 2002, the Board has determined to set the size of the Board at eight members.

Item 7. Financial Statements and Exhibits

     (a)  Exhibits

99.1	Copy of the press release, dated February 11, 2002, announcing the appointment of John M. Rutledge, Stephen M. Ray and David R. Klock to Province’s Board of Directors.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVINCE HEALTHCARE COMPANY

By:	/s/ Brenda B. Rector Brenda B. Rector Vice President and Controller

Date: February 26, 2002